Exhibit 10.4

THIRD AMENDMENT TO PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AGREEMENT (this “Third Amendment”) is dated as of March 1, 2013 (the “Amendment Date”) by and among RANCON REALTY FUND V, a California limited partnership (“Seller”), and 521 EAST 11TH ST. LLC, a California limited liability company, and 1250 FAIRFAX LLC, a California limited liability company (together, “Buyer”).

Recitals

A. Seller and Buyer are parties to that certain Purchase Agreement dated as of February 13, 2013 (the “Initial Agreement”), as amended by that certain First Amendment to Purchase Agreement dated as of February 15, 2013 (the “First Amendment”), as further amended by that certain Second Amendment to Purchase Agreement dated as of February 27, 2013 (the “Second Amendment” and together with the Initial Agreement, and First Amendment, the “Purchase Agreement”), whereby, upon the terms and conditions set forth therein, Seller agreed to sell and Buyer agreed to buy the Property described in the Purchase Agreement.

B. Seller and Buyer Parties now desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties to this Third Amendment agree as follows:

1. Definitions. Capitalized terms used in this Third Amendment shall have the meanings set forth in the Purchase Agreement, except as otherwise defined herein.

2. Purchase Price. The Purchase Price for the Property shall be Eight Million and No/100ths Dollars ($8,000,000.00).

3. Carryback Note. Paragraph 3(a)(ii) of the Purchase Agreement, the preamble of the Carryback Note in Exhibit H of the Purchase Agreement, and the third paragraph on the first page of the Carryback Deed of Trust in Exhibit I to the Purchase Agreement, as all were modified by the First Amendment, are each modified to state that the Carryback Note shall be in the amount of Four Million Eight Hundred Thousand and No/100ths Dollars ($4,800,000).

4. Letter of Credit. Paragraph 3(a)(ii)(b) of the Purchase Agreement, and all references to the Letter of Credit and the Buyer’s obligation to deliver a Letter of Credit, in the Purchase Agreement, Carryback Note and Carryback Deed of Trust, are hereby deleted in their entirety.

Third Amendment to Purchase Agreement

5. Execution Forms. The execution forms of the Carryback Note and Carryback Deed of Trust shall be modified (prior to execution) to reflect the changes described in paragraphs 3 and 4, above.

6. One Legacy Lease. Seller shall have no obligation to procure the One Legacy Lease, and delivery of the One Legacy Lease shall not be a condition to Buyer’s obligation to close the Escrow. Accordingly, Sections 5(a)(vii) and 13(d) of the Purchase Agreement are hereby deleted in their entirety.

7. Earnest Money Deposit. The Earnest Money Deposit in the amount of $250,000 shall be immediately released to Seller, and the Escrow Holder is hereby directed to immediately release the Earnest Money Deposit to Seller.

8. Deed. The execution form of the Deed shall be revised (prior to its execution) to reflect that 521 EAST 11TH ST. LLC, a California limited liability company, is acquiring an undivided 71% tenant in common interest in the Property, and 1250 FAIRFAX LLC, a California limited liability company, is acquiring an undivided 29% tenant in common interest in the Property.

9. Cash Payment. Buyer shall deliver the Cash Payment into the Escrow, in cash or other immediately available funds, on Monday, March 4, 2013.

10. Non-Compete. Seller agrees that Seller shall not solicit One Legacy as a tenant or respond to any lease proposals submitted to Seller by or for One Legacy, or otherwise compete with Buyer for One Legacy as a tenant, in any property owned or operated by Seller and located in Tri City Corporate Centre, from and after the Amendment Date until the date that is one hundred eighty (180) days after the Closing Date.

11. Closing Date. The Closing Date is hereby extended to Wednesday, March 6, 2013.

12. Miscellaneous. This Third Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Except as specifically set forth in this Third Amendment, the Purchase Agreement shall be unmodified and shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

Third Amendment to Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first set forth above.

SELLER:

RANCON REALTY FUND V, a California limited partnership

By:		RANCON FINANCIAL CORPORATION, a California corporation, its general partner

	By:	/s/ Jeff Comerchero — Attorney-in-fact
Daniel L. Stephenson, President

By:		/s/ Jeff Comerchero — Attorney-in-fact
Daniel L. Stephenson, its general partner

BUYER:

521 EAST 11TH ST. LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

1250 FAIRFAX LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

First American Title Insurance Company

The undersigned executes this Third Amendment for the purposes of acknowledging its agreement to serve as escrow agent in accordance with the terms of this Third Amendment.

First American Title Insurance Company

By:	/s/ Kate MacAllister
Kate MacAllister on behalf of Liz Zankich

Third Amendment to Purchase Agreement